Exhibit (23)

                        PRITCHETT, SILER & HARDY, P.C.
                            430 EAST 400 SOUTH
                        SALT LAKE CITY, UTAH 84111
                               (801) 328-1123






                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors
fonix corporation
Salt Lake City, Utah


We have audited the accompanying consolidated balance sheet of fonix corporation and subsidiary [a development stage company] as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995, and for the period from October 1, 1993 (date of inception) to December 31, 1995.
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of fonix corporation and subsidiary (a development stage company) as of December 31, 1995, and the results of their operations and their cash flows for the year ended December 31, 1995 and for the period from October 1, 1993 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming
that the Company will continue as a going concern.   As discussed in Note 10
to the consolidated financial statements, the Company is still in the development stage and has suffered recurring losses which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  PRITCHETT, SILER & HARDY, P.C.


March 4, 1996, except as to Note 12
 as to which the date is March 28, 1997